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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) January 9, 1998
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                         MSC INDUSTRIAL DIRECT CO., INC.
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             (Exact name of registrant as specified in its charter)

                                    New York
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                (State or other jurisdiction of incorporation)


       1-14130                                       11-3289165
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(Commission File Number)                 (IRS Employer Identification Number)

      151 Sunnyside Blvd, Plainview, NY                    11803-1592
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      (Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code (516) 349-7100

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ITEM 5. OTHER EVENTS

      On January 9, 1998, the Board of Directors of MSC Industrial Direct Co., Inc. (the "Company") appointed Melvin Redman as President and Chief Operating Officer of the Company. Mr. Redman, who has served on the Board of Directors of the Company as an outside director since April 1996, succeeds Mitchell Jacobson as President of the Company and James Schroeder as Chief Operating Officer of the Company.

      Prior to his election, Mr. Redman was a principal of Redman & Associates, a management consulting firm which provided consulting services to the Company. From 1992 to June 30, 1995, Mr. Redman was Senior Vice President of Operations for Wal-Mart Stores, Inc. Prior to 1992, Mr. Redman was Senior Vice President of Store Planning for Wal-Mart.

      Mr. Mitchell Jacobson will remain Chief Executive Officer and will now serve as Chairman of the Board, succeeding Sidney Jacobson who becomes Vice Chairman of the Board.

      Mr. James Schroeder will continue to serve as Vice President of Logistics and as a member of the Board of Directors.


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                                  SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MSC INDUSTRIAL DIRECT CO., INC.


Dated: January 16, 1998                 By   /s/ Shelly M. Boxer
                                           --------------------------------
                                             Name:  Shelly M. Boxer
                                             Title: Vice President and
                                                    Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit                            Description                             Page
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  99                    MSC Industrial Direct Co, Inc. Press
                        Release, dated January 12, 1998.


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